SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2002

METROPOLITAN HEALTH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-5884-A	65-0635748

(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Australian Avenue, Suite 1000, West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (561) 805-8500

5100 Town Center Circle, Boca Raton, Florida 33486

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     Metropolitan Health Networks, Inc. (“Metcare”) announced the appointment of Randolph H. Pohlman, Ph.D., Dr. Salomon E. Melgen and Karl Sachs to fill three vacancies on Metcare’s Board of Directors. Dr. Pohlman is currently the Dean of the Wayne Huizenga School of Business and Entrepreneurship at Nova University. Dr. Melgen is President of Vitreo-Retinal Consultants West Palm Beach, Florida. Mr. Sachs is a principal in the accounting firm of Sachs & Focaracci, P.A. Mr. Sachs will serve as a member and chairman of Metcare’s audit committee. Mr. Sachs previously served as a director of Metcare. On September 24, 2002, Metcare accepted the resignations of Marvin Heiman, Michael Cahr, William Bulger and Robert Buchannon as directors.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Metropolitan Health Networks, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC

By: /s/ Fred Sternberg

Name: Fred Sternberg

Title: President

Dated: October 17, 2002

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